ADMISSION AGREEMENT AND AMENDMENT TO FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED
PARTNERSHIP
OF
INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP

THIS ADMISSION AGREEMENT AND AMENDMENT (this “Agreement”), dated as of May 7, 2014, is entered into and among the Partnership, the General Partner and the New Limited Partners (as those terms are defined below).

WHEREAS, by Fourth Amended and Restated Agreement of Limited Partnership of Independence Realty Operating Partnership, LP dated as of May 7, 2013 (the “Partnership Agreement”) among Independence Realty Trust, Inc., a Maryland corporation (the “General Partner”), and IRT Limited Partner, LLC, a Delaware limited liability company (“IRT”) as a limited partner, a Delaware limited partnership was organized under the name Independence Realty Operating Partnership, LP (the “Partnership”); and

WHEREAS, the General Partner, pursuant to its authority under Section 4.2 of the Partnership Agreement, desires to admit the parties listed on Schedule A attached hereto as limited partners in the Partnership (each a “New Limited Partner” and collectively, the “New Limited Partners”);

WHEREAS, capitalized terms used, but not defined herein have the means assigned to them in the Partnership Agreement;

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. The Partnership hereby admits each New Limited Partner as a Limited Partner in the Partnership with all of the rights and obligations of a Limited Partner in accordance with the terms and conditions of the Partnership Agreement, and the Partnership hereby issues to each New Limited Partner the number of Common Units stated opposite such New Limited Partner’s name on Schedule A attached hereto. Each New Limited Partner has made a Capital Contribution of Contributed Property in exchange for such Common Unit(s).

2. The definition of “Advisory Agreement” is hereby deleted in its entirety and replaced with the following: “‘Advisory Agreement’ means the Second Amended and Restated Advisory Agreement among the Partnership and the General Partner, as advisees, and the Advisor, as advisor, as amended by that certain First Amendment to Second Amended and Restated Advisory Agreement and as may be further modified, amended or restated from time to time.”

3. Exhibit A to the Partnership Agreement is hereby amended and restated as set forth in Schedule B attached hereto.

4. The New Limited Partners have contributed as of the date hereof their respective ownership interests in and to that certain real property and the improvements thereon commonly known as Carrington Park Apartments, 1801 Champlin Drive, Little Rock, Arkansas, which shall be deemed Contributed Property, the Gross Asset Value of each New Limited Partner’s Contributed Property is stated opposite such New Limited Partner’s name on Schedule A attached hereto, and each New Limited Partner’s Capital Account shall have a credit of such amount.

5. The New Limited Partners hereby join in and agree to be bound as Limited Partners by the Partnership Agreement, as amended hereby, including without limitation the power of attorney granted in Section 2.4 of the Partnership Agreement.

6. The New Limited Partners, the General Partner and the Partnership are executing as of the date hereof that certain Exchange Rights Agreement.

7. This Agreement may be executed in counterparts.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARTNERSHIP:

INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By: Independence Realty Trust, Inc., a Maryland corporation, its general partner

By: Independence Realty Advisors, LLC, a Delaware limited liability company, its authorized agent

By:	/s/ Farrell Ender

Farrell Ender, President

GENERAL PARTNER:

INDEPENDENCE REALTY TRUST, INC.,
a Maryland corporation

By: Independence Realty Advisors, LLC, a Delaware limited liability company, its authorized agent

By:	/s/ Farrell Ender

Farrell Ender, President

[SIGNATURES CONTINUE ON NEXT PAGE]

NEW LIMITED PARTNERS:

USA CARRINGTON PARK 4, LLC,
a Delaware limited liability company

By: /s/ Kevin S. Fitzgerald
Name: Kevin S. Fitzgerald
Title: Vice President

USA CARRINGTON PARK 5, LLC,

a Delaware limited liability company

By: /s/ Kevin S. Fitzgerald
Name: Kevin S. Fitzgerald
Title: Vice President

USA CARRINGTON PARK 7, LLC,

a Delaware limited liability company

By: /s/ Kevin S. Fitzgerald
Name: Kevin S. Fitzgerald
Title: Vice President

USA CARRINGTON PARK 11, LLC,

a Delaware limited liability company

By: /s/ Kevin S. Fitzgerald
Name: Kevin S. Fitzgerald
Title: Vice President

USA CARRINGTON PARK 12, LLC,

a Delaware limited liability company

By: /s/ Kevin S. Fitzgerald
Name: Kevin S. Fitzgerald
Title: Vice President

USA CARRINGTON PARK 13, LLC,

a Delaware limited liability company

By: /s/ Kevin S. Fitzgerald
Name: Kevin S. Fitzgerald
Title: Vice President

USA CARRINGTON PARK 14, LLC,

a Delaware limited liability company

By: /s/ Kevin S. Fitzgerald
Name: Kevin S. Fitzgerald
Title: Vice President

USA CARRINGTON PARK 16, LLC,

a Delaware limited liability company

By: /s/ Kevin S. Fitzgerald
Name: Kevin S. Fitzgerald
Title: Vice President

USA CARRINGTON PARK 19, LLC,

a Delaware limited liability company

By: /s/ Kevin S. Fitzgerald
Name: Kevin S. Fitzgerald
Title: Vice President

USA CARRINGTON PARK 20, LLC,

a Delaware limited liability company

By: /s/ Kevin S. Fitzgerald
Name: Kevin S. Fitzgerald
Title: Vice President

USA CARRINGTON PARK 23, LLC,

a Delaware limited liability company

By: /s/ Kevin S. Fitzgerald
Name: Kevin S. Fitzgerald
Title: Vice President

SCHEDULE A

NEW LIMITED PARTNERS’ PARTNERSHIP INTERESTS

New Limited Partner:	Gross Asset Value	Common Units
USA Carrington Park 4, LLC	$94,653.24	10,585.83

USA Carrington Park 5, LLC	$94,653.24	10,585.83

USA Carrington Park 7, LLC	$217,306.93	24,303.19

USA Carrington Park 11, LLC	$145,406.49	16,261.98

USA Carrington Park 12, LLC	$97,002.93	10,848.62

USA Carrington Park 13, LLC	$69,785.72	7,804.70

USA Carrington Park 14, LLC	$69,785.72	7,804.70

USA Carrington Park 16, LLC	$100,214.17	11,207.76

USA Carrington Park 19, LLC	$217,228.60	24,294.42

USA Carrington Park 20, LLC	$779,234.68	87,148.09

USA Carrington Park 23, LLC	$100,292.82	11,216.55

	$1,985,564.54	222,061.68

SCHEDULE B

PARTNERS’ PARTNERSHIP INTERESTS

Name and Address of Partner	Type of Interest	Number of Series A	Number of Series B	Number of Common
		Preferred Units	Preferred Units	Units

General Partner:

Independence Realty Trust, Inc., as	General Partnership	125		5,599,923
General Partner	Interest
Cira Centre 2929 Arch Street, 17th Floor Philadelphia, PA 19104

Limited Partners:

IRT Limited Partner, LLC, as an	Limited Partnership			100
Initial Limited Partner	Interest
Cira Centre 2929 Arch Street, 17th Floor Philadelphia, PA 19104

RAIT NTR Holdings, LLC	Limited Partnership		350
Cira Centre	Interest
2929 Arch Street, 17th Floor Philadelphia, PA 19104

USA Carrington Park 4, LLC	Limited Partnership			10,585.83
c/o Mike Spalding	Interest
18 Buckthorn Drive Littleton, CO 80127

USA Carrington Park 5, LLC	Limited Partnership			10,585.83
c/o Paula Spalding	Interest
18 Buckthorn Drive Littleton, CO 80127

USA Carrington Park 7, LLC	Limited Partnership			24,303.19
c/o J.D. Nock and Helmtrud S. Nock	Interest
Revocable Trust DTD 12/18/98 8655 Skyline Blvd. Oakland, CA 94611

USA Carrington Park 11, LLC	Limited Partnership			16,261.98
c/o Glenn W. Baldwin	Interest
445 Sangamon Lane Dixon, IL 61021

USA Carrington Park 12, LLC	Limited Partnership			10,848.62
c/o The Scott/Erquiaga Trust, Gregory	Interest
R. Scott, Gene X. Erquiaga, Trustees 5839 Overlake Ave. San Diego, CA 92120

USA Carrington Park 13, LLC	Limited Partnership			7,804.70
c/o Sonja Bjork	Interest
1219 Peralta Ave. Berkeley, CA 94706

USA Carrington Park 14, LLC	Limited Partnership			7,804.70
c/o Tanja M. Schlosser	Interest
1219 Peralta Ave. Berkely, CA 94706

USA Carrington Park 16, LLC	Limited Partnership			11,207.76
c/o Florence W. Danneberg	Interest
835 McFarlane Avenue Sebastopol, CA 95472

USA Carrington Park 19, LLC	Limited Partnership			24,294.42
c/o Canelo Family Partnership, L.P.,	Interest
Sally Canelo, General Partner 2980 Florist Lane Merced, CA 95340

USA Carrington Park 20, LLC	Limited Partnership			87,148.09
c/o The Brovelli Family Trust 2A,	Interest
Edmond F. Brovelli, Jr., Trustee 9 Ridgetop Way Napa, CA 94558

USA Carrington Park 23, LLC	Limited Partnership			11,216.55
c/o Alois and Joan Lamprecht, as	Interest
husband and wife 21213 B. Hawthorne Blvd. Torrance, CA 90503